Exhibit 99.1

The Glimpse Group Adds Its 9th and 10th Virtual and Augmented Reality U.S. Patents

With The Closing of the Brightline Interactive Transaction, Glimpse Adds Its 9th and 10th US Patents: Immersive Ecosystem and System And Method for Generating An Augmented Reality Experience

NEW YORK, NY, August 9, 2022 – The Glimpse Group, Inc. (“Glimpse”) (NASDAQ:VRAR, FSE: 9DR), a diversified Virtual Reality (“VR”) and Augmented Reality (“AR”) platform company providing enterprise-focused VR and AR software and services solutions, today announced that on August 1, 2022, with the closing of its previously announced transaction with Brightline Interactive, LLC (“BL”, www.brightlineinteractive.com), it added two U.S. Patents to its patent portfolio: Immersive Ecosystem, U.S. Patent number 11373383 and Method for Generating An Augmented Reality Experience, U.S. Patent number 11302038 (jointly the “Patents”).

Immersive Ecosystem: this patent covers the ability to create content in a virtualized/spatial capacity through the use of real-time sensor integration. Sensors capturing information in the real world, such as biometrics and atmospheric data, are used to inform the creation and adjustment of all content within the virtual experience. For example, educational content can be delivered to a learner and be adjusted in real-time to best fit their specific learning styles and needs. This allows for the creation of infinite personalization and in scale.

Method for Generating An Augmented Reality Experience (aka “Celebrity AR/Pose with the Pros”): This patent covers the use of a technology platform that allows users to capture 2D/3D photos/videos with augmented reality characters, both real and/or animated. This platform is used on large display screens as well as users mobile devices, a seamless spatial interaction. For example, BL created the Pose With The Pros experience for the Dallas Cowboys at AT&T Stadium, which has since expanded worldwide as an infinitely scalable immersive product platform.

Tyler Gates, Chief Futurist of Glimpse, General Manager of BL and one of the Patents Inventors commented: “At BL, we have always strived to push the boundaries of immersive technology but in a sensical way with real world usability. These two patents are a strong culmination of this philosophy, with significant commercial applications – not just in the future, but already today in our active customer deployments.”

Lyron Bentovim, President & CEO of Glimpse stated: “As demonstrated by the real-file examples above, we view these two patents as enabling infrastructure patents with significant commercial implications. As such, they align well with our other 8 issued US patents – now 10 in total, covering numerous potential immersive technology use cases and target industries. We continue to invest in our IP portfolio as we build critical scale in all facets of our business and strengthen our position as one of the leading independent players in the emerging software and services immersive technology industry.”

About Brightline Interactive, LLC

Brightline Interactive is a global leader in Virtual and Augmented Reality, 5G integration, spatial computing and deep tech. We design, build, integrate, and support immersive and interactive experiences, training scenarios, and simulations for both government and commercial customers. Brightline serves as the architect for these solutions, but also as full-scale developers and integrators of systems. The Company implements a layered production and business development approach to partnerships, scaled growth and data virtualization. For more information on Brightline Interactive, please visit www.brightlineinteractive.com

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR, FSE: 9DR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Glimpse Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

917-292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us